As filed with the Securities and Exchange Commission on April 17 , 2009
Registration No. 333-154750

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-11
Amendment No.  3

FOR REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933 OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(Exact name of registrant as specified in its governing instruments)

Maryland	6798	26-3455189
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

2909 Hillcroft, Suite 420
Houston, Texas 77057
(713) 467-2222
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

  Allen R. Hartman, President
HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
 (713) 467-2222
(Name, address, including zip code, and telephone number, including area code, of agent for service)

PAVEK INVESTMENTS, INC.
3603 N. Hastings Way, Suite 100
Eau Claire, WI 54703
ATTENTION:  DOUGLAS PAVEK
Copies to:
Barry D. Falk, Esq.
Irvine Venture Law Firm, LLP
5 Hutton Centre Drive, Suite 1400
Santa Ana, CA 92707
(949) 660-7700

Approximate date of commencement of proposed sale to public:    As soon as practicable after the effectiveness of the registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Shares to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.001 par value per share	25,000,000	$10.00	$250,000,000	$9,825.00

Common Stock, $0.001 par value per share (2)	2,500,000	$9.50	$23,750,000	$933.38

(1)     Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o), promulgated under the Securities Act of 1933, as amended.

(2)     Represents shares issuable pursuant to the registrant’s distribution reinvestment plan.  Because the registrant reserves the right to reallocate shares between the primary offering and the distribution reinvestment plan, the registration fee was calculated assuming the maximum price at which the shares may be sold.  The registrant will sell shares in the distribution reinvestment plan at $9.50 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Filed herewith is Part II in its entirety to the captioned registration statement on Form S-11/A - pages II-4 through II-20 of this section (the prior performance tables) were inadvertently omitted from amendment no. 2 to the Registration Statement filed on March 30, 2009.  The registrant provided those tables to Publicease, its EGDAR filing service, at the time of filing the S-11A on March 30th, but Publicease failed to include those pages through no fault of the Registrant.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.        Other Expenses of Issuance and Distribution.

The fees and expenses to be paid in connection with the distribution of the securities being registered hereby are estimated as follows:

Registration fee	$10,758
Legal fees and expenses (including Blue Sky fees)	$75,000	*
Accounting fees and expenses	$5,000	*
Printing	$50,000	*
Miscellaneous	$10,000	*

Total	$145,758	*
_______________________
*Estimated amounts.

Item 15.        Indemnification of Directors and Officers.

Section 2-418 of the Maryland General Corporation Law provides that a Maryland corporation may indemnify any director or officer of a corporation who is made a party to any proceeding by reason of service in that capacity unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or the person actually received an improper personal benefit in money, property or services; or, in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director or officer in connection with the proceeding, but if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director or officer shall have been adjudged to be liable to the corporation. Such indemnification may not be made unless authorized for a specific proceeding after a determination has been made, in the manner prescribed by the law, that indemnification is permissible in the circumstances because the director or officer has met the applicable standard of conduct. On the other hand, the director or officer must be indemnified for expenses if he has been successful in the defense of the proceeding or as otherwise ordered by a court. The law also prescribes the circumstances under which the corporation may advance expenses to, or obtain insurance or similar protection for, directors and officers.

Our Articles of Incorporation provide that our directors and officers will be indemnified to the fullest extent permitted by the laws of Maryland, as amended from time to time.

The Maryland General Corporation Law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except to the extent that (i) it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our Articles of Incorporation contain a provision providing for elimination of the personal liability of our directors and officers to us or our shareholders for money damages to the maximum extent permitted by Maryland law.

We maintain policies of insurance under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings resulting from such director or officer being or having been a director or officer, and certain liabilities which might be imposed as a result of these actions, suits or proceedings.

Item 16.        Exhibits.

Exhibit Number                   Exhibit Description

3.1	Articles of Incorporation of the Registrant *

3.2	Bylaws*

5.1	Opinion of Irvine Venture Law Firm, LLP*

8.1	Opinion of Irvine Venture Law Firm, LLP (included in Exhibit 5.1)*

23.1	Consent of Irvine Venture Law Firm, LLP (included in Exhibit 5.1)*

23.2	Consent of outside accountants*

24.1	Power of Attorney (included in signature page)
_________________
*           Being filed herewith.

Item 17.        Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

“The registrant undertakes: (a) to file any prospectuses required by Section 10(a) (3) as post-effective amendments to the registration statement, (b) that for the purpose of determining any liability under the Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof, (c) that all post-effective amendments will comply with the application forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of the offering.”

“The registrant undertakes to send to each Shareholder at least on an annual basis a detailed statement of any transactions with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.”

“The registrant undertakes to provide to the Shareholders the financial statements required by Form 10-K for the first full year of operations of the partnership.”

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15 (d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)           The undersigned Registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424 (b) (1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying of Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

TABLE I
(UNAUDITED)
EXPERIENCE IN RAISING AND INVESTING FUNDS

This Table sets forth a summary of the experience of the sponsors of Prior Real Estate Programs  that have similar objectives to Hartman Income REIT. Information is provided in regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2007.

	Houston R.E.		Houston R.E.		Hartman
	Income		Income		Income
	Properties,		Properties,		Properties,
	XVI, Ltd.*		XVII, Ltd.		XVIII, Ltd.

Dollar amount offered	$25,000,000		$25,000,000		$25,000,000
Dollar amount raised	25,001,400	100.0%	24,984,900	99.9%	24,984,800	99.9%

Less offering expenses:
Selling commissions and discounts	1,110,280	4.4%	1,318,484	5.3%	1,104,332	4.4%
Organizational and offering expenses	750,042	3.0%	749,757	3.0%	749,544	3.0%
Marketing expenses	250,014	1.0%	249,919	1.0%	249,848	1.0%
Reserve for operations	-	0.0%	-	0.0%	-	0.0%
Other	109,505	0.4%	118,716	0.5%	-	0.0%
	2,219,841	8.9%	2,436,876	9.7%	2,103,724	8.4%
Amount available for investment	$22,781,559	91.1%	$22,548,024	90.2%	$22,881,076	91.5%

Acquisition costs:
Cash invested	19,478,364	77.9%	21,861,662	87.4%	21,159,729	84.6%
Acquisition fees	750,042	3.0%	749,757	3.0%	749,544	3.0%
Loan costs	209,928	0.8%	227,970	0.9%	52,156	0.2%
TIC Contributions	5,571,087	22.3%	-	0.0%	-	0.0%
Proceeds from mortgage financing	17,666,313	70.7%	15,225,553	60.9%	2,109,811	8.4%

Total acquisition costs	$43,675,734		$38,064,942		$24,071,240

Percent leveraged	40%		40%		9%

Date offering began	6/1/2001		11/15/2002		11/25/2003

Length of offering (in months)	18		15		17

Months to invest 90% of amount available for investment (measuredfrom date of offering)	18		17		39

*  Partnership has Tenant-in-Common (TIC) investors

TABLE II
(UNAUDITED)
COMPENSATION TO SPONSOR

This Table sets forth a summary of the experience of the sponsors of Prior Real Estate Programs  that have similar or identical objectives to Hartman Income REIT. Information is provided in regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.  All figures are as of December 31, 2007.

	Houston R.E.	Houston R.E.	Hartman
	Income	Income	Income
	Properties,	Properties,	Properties,
	XVI, Ltd.	XVII, Ltd.	XVIII, Ltd.

Date offering commenced	6/1/2001	11/15/2002	11/25/2003

Dollar amount raised	$25,001,400	$24,984,900	$24,984,800

Amount paid to sponsor from proceeds of offering:

Underwriting fees	1,101,834	987,256	939,721
Acquisition fees
-Real estate commissions	-
-Broker-dealer fees	1,750,098	1,748,943	1,748,936
-Other fees	117,951	450,434	164,611
Total amount paid to sponsor	$2,969,883	$3,186,633	$2,853,268

Dollar amount of cash generated (used in) operations before deducting payments to sponsor	21,831,517	21,598,267	21,931,532

Amount paid to sponsor from operations:
Property management fees	1,537,383	846,377	287,763
Partnership management fees	433,621	313,044	85,955
Reimbursements	-	-	-
Leasing commissions	-	-	-

Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	-	-	-
Other	-	-	-

Amount paid to sponsor from property sales and refinancing:
Real estate commissions	-	-	-
Financing fees	-	-	-
Other	-	-	-

TABLE III
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

This Table sets forth the annual operating results of Prior Real Estate Programs that have closed offerings and that have similar or identical investment objectives to Hartman Income REIT. All results are through December 31, 2007.

Houston R.E. Income Properties, XVI, Ltd.

	2004	2005	2006	2007

Gross revenue	$7,142,525	$7,374,368	$7,660,728	7,991,365
Equity in earnings of investments in tenant-in-common interests
Interest income	123,333	172,739	151,259	64,138

Less: Operating expenses
Interest expense	447,525	598,472	770,967	1,061,030
Property and asset management fees	402,723	289,327	314,180	336,958
General and administrative	188,822	102,574	135,635	255,705
Depreciation and amortization	1,696,004	1,687,685	1,492,602	1,428,340
Net income - GAAP basis	$4,284,118	$4,523,571	$4,796,085	$4,845,194

Taxable income
-from operations	3,543,755	4,391,866	4,305,066	4,345,286
-from gain on sale

Cash generated from operations	6,827,873	6,915,437	7,101,151	7,190,480
Cash generated from sales	-	-	-	-
Cash generated from financing/refinancing	-	-	-	-
Total cash generated from operations, sales and refinancing.	6,827,873	6,915,437	7,101,151	7,190,480

Less: Cash distributions to investors
-from operating cash flow	2,187,622	2,437,637	2,500,140	2,562,644
-from sales and refinancing	-	-	-	-
-from other	-	-	-	-
Cash generated (deficiency) after cash distributions	4,640,251	4,477,800	4,601,011	4,627,836

TABLE III (contd.)
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

This Table sets forth the annual operating results of Prior Real Estate Programs that have closed offerings and that have similar or identical investment objectives to Hartman Income REIT. All results are through December 31, 2007.

Houston R.E. Income Properties, XVI, Ltd.

	2004	2005	2006	2007

Special items (not including sales and refinancing)

Issuance of common stock	-	-	-	-
Acquisition of land and buildings	-	-	-	-
Increase in other assets	922,073	(115,637)	36,036	318,078
Other	-	-	-	-

Cash generated (deficiency) after cash distributions and special items	5,562,324	4,362,163	4,637,047	4,945,914

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
-from operations	68	39	31	22
-from recapture	-	-	-	-

Capital gain (loss)	-	-	-	-

Cash distributions to investors
Source (on GAAP basis)
-from investment income	87	97	100	102
-from return of capital	-	-	-	-
Total distributions on GAAP basis	$87	$97.00	$100	$102

Source (on cash basis)
-from operations	87	97	100	102
-from sales	-	-	-	-
-from return of capital	-	-	-	-
Total distributions on cash basis	$87	$97.00	$100	$102

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%

TABLE III
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

This Table sets forth the annual operating results of Prior Real Estate Programs that have closed offerings and that have similar or identical investment objectives to Hartman Income REIT. All results are through December 31, 2007.

Houston R.E. Income Properties, XVII, Ltd.

	2004	2005	2006	2007

Gross revenue	$6,552,271	$6,527,027	$7,383,058	8,560,829
Equity in earnings of investments in tenant-in-common interests
Interest income	15,013	1,894	511	47,510

Less: Operating expenses
Interest expense	216,964	638,299	987,628	1,188,648
Property and asset management fees	360,270	232,255	279,072	257,314
General and administrative	263,852	197,066	141,244	233,967
Depreciation and amortization	1,718,260	2,268,554	2,292,241	1,462,040
Net income - GAAP basis	$3,977,912	$3,188,959	$3,682,362	$5,371,350

Taxable income
-from operations	2,812,642	2,542,559	2,894,916	4,542,312
-from gain on sale

Cash generated from operations	6,431,085	6,405,112	7,294,280	8,410,212
Cash generated from sales	-	-	-	-
Cash generated from financing/refinancing	-	-	-	-
Total cash generated from operations, sales and refinancing.	$6,431,085	$6,405,112	$7,294,280	$8,410,212

Less: Cash distributions to investors
-from operating cash flow	1,976,780	2,123,717	2,123,717	3,029,417
-from sales and refinancing	-	-	-	-
-from other	-	-	-	-
Cash generated (deficiency) after cash distributions	4,454,305	4,281,395	5,170,563	5,380,795

TABLE III (contd.)
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

This Table sets forth the annual operating results of Prior Real Estate Programs that have closed offerings and that have similar or identical investment objectives to Hartman Income REIT. All results are through December 31, 2007.

Houston R.E. Income Properties, XVII, Ltd.

	2004	2005	2006	2007

Special items (not including sales and refinancing)

Issuance of common stock	-	-	-	-
Acquisition of land and buildings	-	-	-	-
Increase in other assets	148,089	(25,001)	(59,144)	240,888
Other	-	-	-	-

Cash generated (deficiency) after cash distributions and special items	4,602,394	4,256,394	5,111,419	5,621,683

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
-from operations	96	(27)	(2)	(5)
-from recapture	-	-	-	-

Capital gain (loss)	-	-	-	-

Cash distributions to investors
Source (on GAAP basis)
-from investment income	79	85	85	121
-from return of capital	-	-	-	-
Total distributions on GAAP basis	$79	$85.00	$85	$121

Source (on cash basis)
-from operations	79	85	85	121
-from sales	-	-	-	-
-from return of capital	-	-	-	-
Total distributions on cash basis	$79	$85.00	$85	$121

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%

TABLE III
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

This Table sets forth the annual operating results of Prior Real Estate Programs that have closed offerings and that have similar or identical investment objectives to Hartman Income REIT. All results are through December 31, 2007.

Hartman Income Properties, XVIII, Ltd.

	2004	2005	2006	2007

Gross revenue	$419,085	$2,301,103	$2,039,697	$2,798,903
Equity in earnings of investments in tenant-in-common interests
Interest income	11,883	205,232	562,695	665,643

Less: Operating expenses
Interest expense	-	-	-	94,317
Property and asset management fees	30,658	163,424	198,044	121,395
General and administrative	45,404	59,446	122,622	790,830
Depreciation and amortization	89,236	308,286	329,111	358,893
Net income - GAAP basis	$265,670	$1,975,179	$1,952,615	$2,193,428

Taxable income
-from operations	198,412	1,072,347	1,112,817	2,317,812
-from gain on sale

Cash generated from operations	412,852	2,401,536	2,507,392	3,217,812
Cash generated from sales	-	-	-	-
Cash generated from financing/refinancing	-	-	-	-
Total cash generated from operations, sales and refinancing.	412,852	2,401,536	2,507,392	3,217,812

Less: Cash distributions to investors
-from operating cash flow	178,273	884,956	1,228,575	1,770,294
-from sales and refinancing	-	-	-	-
-from other	-	-	-	-
Cash generated (deficiency) after cash distributions	234,579	1,516,580	1,278,817	1,447,518

TABLE III (contd.)
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

This Table sets forth the annual operating results of Prior Real Estate Programs that have closed offerings and that have similar or identical investment objectives to Hartman Income REIT. All results are through December 31, 2007.

Hartman Income Properties, XVIII, Ltd.

	2004	2005	2006	2007

Special items (not including sales and refinancing)

Issuance of common stock	-	-	-	-
Acquisition of land and buildings	-	-	-	-
Increase in other assets	(55,527)	253,076	751,417	768,891
Other	-	-	-	-

Cash generated (deficiency) after cash distributions and special items	179,052	1,769,656	2,030,234	2,216,409

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
-from operations	(2)	10	30	31
-from recapture	-	-	-	-

Capital gain (loss)	-	-	-	-

Cash distributions to investors
Source (on GAAP basis)
-from investment income	7	35	49	70
-from return of capital	-	-	-	-
Total distributions on GAAP basis	$7	$35.00	$49	$70

Source (on cash basis)
-from operations	7	35	49	70
-from sales	-	-	-	-
-from return of capital	-	-	-	-
Total distributions on cash basis	$7	$35.00	$49	$70

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%

TABLE III
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

This Table sets forth the annual operating results of Prior Real Estate Programs that have closed offerings and that have similar or identical investment objectives to Hartman Income REIT.

	Quarter ending March 31,2008				Nine months ended December 31, 2008
	XIV	XVI	XVII	XVIII	HIREIT

Gross revenue	$473,621	$2,091,163	$2,229,984	$1,105,373	$19,782,374
Equity in earnings of investments in tenant-in-common interests
Interest income

Less: Operating expenses	67,605	949,049	1,018,842	715,064	10,131,084
Interest expense	32,204	166,097	63,743	62,633	2,538,429
Property and asset management fees	13,662	88,230	81,822	51,771	857,964
General and administrative	67,316	252,291	379,865	135,581	1,080,306
Depreciation and amortization
Net income - GAAP basis	$295,117	$635,496	$685,712	$140,324	$5,174,591

Taxable income
-from operations	297,400	658,165	707,270	175,387	5,220,196
-from gain on sale

Cash generated from operations	279,233	117,928	202,890	(232,007)	4,354,688
Cash generated from sales	-	-	-	-	-
Cash generated from financing/refinancing	-	820,000	330,000	3,150,000	13,328,208
Total cash generated from operations, sales and refinancing.	279,233	937,928	532,890	2,917,993	17,682,896

Less: Cash distributions to investors *
-from operating cash flow	219,026	117,928	202,890	175,387	4,606,663
-from sales and refinancing	-	-	-	-	5,649,555
-from other	-	382,100	446,732	1,692,591	-
Cash generated (deficiency) after cash distributions	60,207	437,900	(116,732)	2,742,606	7,426,678

*  pre-rollup program distributions include final partnership distributions paid May 2008

TABLE III (contd.)
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

This Table sets forth the annual operating results of Prior Real Estate Programs that have closed offerings and that have similar or identical investment objectives to Hartman Income REIT.

Hartman Income Properties, XVIII, Ltd.

	2004	2005	2006	2007

Special items (not including sales and refinancing)

Issuance of common stock	-	-	-	-
Acquisition of land and buildings	-	-	-	-
Increase in other assets	(55,527)	253,076	751,417	768,891
Other	-	-	-	-

Cash generated (deficiency) after
cash distributions and special items	4,680	136,344	8,178,095	768,891

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
-from operations	(2)	10	30	31
-from recapture	-	-	-	-

Capital gain (loss)	-	-	-	-

Cash distributions to investors
Source (on GAAP basis)
-from investment income	7	35	49	70
-from return of capital	-	-	-	-
Total distributions on GAAP basis	$7	$35.00	$49	$70

Source (on cash basis)
-from operations	7	35	49	70
-from sales	-	-	-	-
-from return of capital	-	-	-	-
Total distributions on cash basis	$7	$35.00	$49	$70

Amount (in percentage terms)
remaining invested in program
properties at the end of last year
reported in table	100%	100%	100%	100%

TABLE IV
(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM

Houston R.E. Income Properties XVI, Ltd.

	One	Greenbriar
	Mason	Business	1400	Tower
	Plaza	Park	Westbelt	Pavillion
Location	Southwest	Southwest	Southwest	Southwest
Type	Retail	Office/warehouse	Office/warehouse	Office
Gross Leasable Space	75,183	65,644	21,373	87,589
(sq. ft.) or Number of
Units and Total Sq.
Ft. of Units
Date(s) of Purchase	Dec-01	Apr-02	Jul-02	Aug-02
Mortgage Financing at
Date(s) of Purchase	-	-	-	-
TIC Cash Invested	$988,000	$1,153,208	$704,270	$1,944,109
Acquisition Cost:
Contract Purchase Price
Plus Acquisition Fee	$3,379,129	$1,447,043	$852,451	$3,712,005
Other Cash
Expenditures Capitalized	-	-	-	-
Total Acquisition Cost	$3,379,129	$1,447,043	$852,451	$3,712,005

TABLE IV
(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM

Houston R.E. Income Properties XVI, Ltd. (contd.)

	Preserve
	at	Chelsea	Westheimer
	North Loop	Square II	Central
Location	Southwest	Southwest	Southwest
Type	Office	Retail	Office
Gross Leasable Space	207,708	70,275	182,506
(sq. ft.) or Number of
Units and Total Sq.
Ft. of Units
Date(s) of Purchase	Sep-02	Nov-02	Jun-03
Mortgage Financing at
Date(s) of Purchase	$-	$-	$7,325,000
TIC Cash Invested	$-	$1,281,500	$-
Acquisition Cost:
Contract Purchase Price
Plus Acquisition Fee	$6,553,609	$4,300,731	$11,762,574
Other Cash
Expenditures Capitalized
Total Acquisition Cost	$6,553,609	$4,300,731	$11,762,574

TABLE IV
(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM

Houston R.E. Income Properties XVII, Ltd.

		11811			North
	Walzem	North	Atrium	Atrium	Central
	Plaza	Freeway	I	II	Plaza
Location	Southwest	Southwest	Southwest	Southwest	Southwest
Type	Retail	Office	Office	Office	Office
Gross Leasable Space	246,117	156,362	118,461	106,677	198,374
(sq. ft.) or Number of
Units and Total Sq.
Ft. of Units
Date(s) of Purchase	Apr-03	Jun-03	Dec-03	Dec-03	Apr-04
Mortgage Financing at
Date(s) of Purchase	$-	$-	$-	$-	$-
Cash Invested
Acquisition Cost:
Contract Purchase Price
Plus Acquisition Fee	$5,279,712	$4,599,717	$6,485,168	$5,883,620	$12,266,540
Other Cash
Expenditures Capitalized	-	-	-	-	-
Total Acquisition Cost	$5,279,712	$4,599,717	$6,485,168	$5,883,620	$12,266,540

TABLE IV
(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM

Hartman Income Properties XVIII, Ltd.

Park
	3100	Central	Mission	Regency
	Timmons	Plaza	Centre	Square
Location	Southwest	Southwest	Southwest	Southwest
Type	Office	Office	Retail	Office
Gross Leasable Space	110,898	125,911	112,971	64,063
(sq. ft.) or Number of
Units and Total Sq.
Ft. of Units
Date(s) of Purchase	Dec-04	Aug-04	May-07	Sep-07
Mortgage Financing at
Date(s) of Purchase	$-	$-	$-	$-
Cash Invested
Acquisition Cost:
Contract Purchase Price
Plus Acquisition Fee	$5,680,859	$5,029,625	$5,212,121	$2,501,939
Other Cash
Expenditures
Capitalized	-	-	-	-
Total Acquisition Cost	$5,680,859	$5,029,625	$5,212,121	$2,501,939

XVI

	Purchase	Acq Fees	Total	TIC Cash

One Mason	3,300,000	79,129	3,379,129	488,000
Greenbriar	1,400,000	47,043	1,447,043	1,153,208
1400 West Belt	832,500	19,951	852,451	704,270
Tower	3,625,000	87,005	3,712,005	1,944,109
Preserve	6,400,000	153,609	6,553,609
Chelsea	4,200,000	100,731	4,300,731	1,281,500
Westheimer	11,500,000	262,574	11,762,574
	31,257,500	750,042	32,007,542	5,571,087

XVII

Walzem	5,165,000	114,712	5,279,712
11811 No Freeway	4,500,000	99,717	4,599,717
Atrium I	6,344,214	140,954	6,485,168
Atrium II	5,755,786	127,834	5,883,620
North Central Plaza	12,000,000	266,540	12,266,540
	33,765,000	749,757	34,514,757

XVIII

3100 Timmons	5,450,000	230,859	5,680,859
Park Central	4,825,000	204,625	5,029,625
Mission Centre	5,000,000	212,121	5,212,121
Regency Square	2,400,000	101,939	2,501,939
	17,675,000	749,544	18,424,544

TABLE VI
(UNAUDITED)

ACQUISTIONS OF PROPERTIES BY PROGRAMS

Table VI presents summary information on properties acquired since January 1, 2006 by Prior Real Estate Programs having similar or identical investment objectives to those of Hartman Short Term Income Properties XX, Inc.  This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired.  All figures are as of February 28, 2009.

Hartman Income Properties XVIII, Ltd

Name of Property	Mission Centre	Regency Square	Avion Business Center	Central Park Business Center	Skyway Business Center	Spring Valley Business Center
Location of Property	Houston, TX	Houston, TX	Carrollton, TX	Richardson, TX	Irving, TX	Richardson, TX
Type of Property	Retail	Office	Office/Warehouse	Office/Warehouse	Office/Warehouse	Office/Warehouse
Gross Leasable Space (sq. ft.)	112,971	64,063	70,844	73,099	66,504	94,304
Date of Purchase	5/29/07	9/5/07	2/19/08	2/19/08	2/19/08	2/19/08
Mortgage Financing at Date of Purchase	None	None	None	None	None	None
Cash Down Payment	$125,000	$50,000	$62,750	$110,005	$62,750	$114,495
Contract Purchase Price Plus Acquisition Fee	$5,000,000	$2,400,000	$2,600,000	$4,600,000	$2,600,000	$4,700,000
Other Cash Expenditures Expensed	-	$5,552	$850	$1,490	$850	$1,550
Other Cash Expenditures Capitalized	-	-	-	-	-

Total Acquisition Cost	$5,000,000	$2,405552	$2,600,850	$4,601,490	$2,600,850	$4,701,550

TABLE VI
(UNAUDITED)

ACQUISTIONS OF PROPERTIES BY PROGRAMS (continued)

Hartman Promenade LLC *

Name of Property	Promenade North Shopping Center
Location of Property	Richardson, TX
Type of Property	Office/Retail
Gross Leasable Space (sq. ft.)	178,685
Date of Purchase	6/25/2008
Mortgage Financing at Date of Purchase	$9,000,000
Cash Down Payment	$500,000
Contract Purchase Price Plus Acquisition Fee	13,200,000
Other Cash Expenditures Expensed	-
Other Cash Expenditures Capitalized	120,029

Total Acquisition Cost	13,320,029

* Hartman Promenade LLC was formed as a special purpose entity to acquire the Promenade property.  Its members are Hartman Income REIT, Inc. (26%) and Hartman Short Term Income Properties XIX, Inc. (74%).  Effective January 1, 2009, Hartman XIX acquired the minority interest of HIREIT.

SIGNATURES

Pursuant to the requirement of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on March 30, 2009.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.. By: Allen Hartman Allen Hartman President and Chief Operating Officer

Each person whose signature appears below hereby authorizes Allen Hartman, as attorney-in-fact, to sign on his behalf, individually and in each capacity stated below, any amendment, including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Allen Hartman	Chairman of the Board	March 26, 2009
Allen Hartman

/s/ Allen Hartman	President and Chief Operating Officer	March 30, 2009
Allen Hartman

/s/ Louis Fox	Chief Financial Officer and Treasurer (Principal Accounting Officer)	March 30, 2009
Louis Fox

/s/ Allen Hartman	Director	March 30, 2009
Allen Hartman

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1	Articles of Incorporation of the Registrant *

3.2	Bylaws of the Registrant*

4.3	Specimen Common Stock Certificate

5.1	Opinion of Irvine Venture Law Firm, LLP*

8.1	Tax Opinion of Irvine Venture Law Firm, LLP (included in Exhibit 5.1)

23.1	Consent of Irvine Venture Law Firm, LLP (included in Exhibit 5.1)

23.2	Consent of outside accountant*

24.1	Power of Attorney (included in signature page)
_____________________
*           Being filed herewith.